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                          CONSENT OF SUTRO & CO., INC.

     We hereby consent to the use of our Fairness Opinion included in this Registration Statement on Form S-4 and related Prospectus/Consent Solicitation Statement, and we further consent to all references to our firm under the headings "FAIRNESS OPINION AND APPRAISALS" in the Prospectus/Consent Solicitation Statement, and to the use of our name wherever appearing in this Registration Statement and the related Prospectus/Consent Solicitation Statement.

Dated: May 7, 1998


                                                         SUTRO & CO., INC.